Five Oaks Investment Corp. Announces Public Offering of Common Stock

NEW YORK, Feb. 18, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) today announced that the Company has commenced an underwritten public offering of 3,000,000 shares of its common stock. In addition, the Company will grant the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock. The Company intends to use the net proceeds from the offering to purchase legacy non-Agency residential mortgage-backed securities, or RMBS, non-Agency mortgage assets (including new issue non-Agency RMBS and mortgage loans, including prime jumbo residential whole loans), multi-family MBS and, to a lesser extent, Agency RMBS.

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Keefe, Bruyette & Woods, a Stifel Company, RBC Capital Markets, Oppenheimer & Co. and JMP Securities are acting as the joint book-running managers for the offering. Mitsubishi UFJ Securities is acting as co-manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification thereof under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering and the final prospectus, when available, may be obtained from Keefe, Bruyette & Woods, a Stifel Company, Attn: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (telephone number: 1-800-966-1559); RBC Capital Markets, Attn: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098 (telephone number: 1-877-822-4089); Oppenheimer & Co., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004 (telephone number: 1-212-667-8563) (email: EquityProspectus@opco.com); or JMP Securities, Attn: Equity Syndicate, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 (telephone number: 1-415-835-8900).

About Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused on investing in, financing and managing a leveraged portfolio of mortgage-backed securities, including non-Agency and Agency residential mortgage-backed securities, or RMBS, Multi-Family MBS, residential mortgage loans, MSRs (mortgage servicing rights) and other mortgage-related investments. Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the Company's ability to complete this securities offering and the Company's anticipated use of the net proceeds of this securities offering, among others, may be forward-looking. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073